                       GAMETECH INTERNATIONAL, INC.
      EXHIBIT 11.1-STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                   Period from
                                    inception
                                    (April 18,
                                   1994) through
                                    October 31,
                                                                    ------------                    ------------
                                                      Years ended October 31,       Nine months ended July 31,
                                        1994          1995              1996          1996                1997

Primary:
   Weighted average common                     -      4,420,646         5,117,517    5,110,986          4,299,686
     shares outstanding during
     the period
   Shares related used to SAB
     No. 83                            1,346,614      1,346,614         1,346,614    1,346,614          1,346,614
                                      ---------------------------------------------------------------------------
   Total shares used in primary net
     income (loss) per share           1,346,614      5,767,260         6,464,131    6,457,600          5,640,300
                                      ---------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------
   Net income (loss)                  $ (175,408)    $  592,260        $  804,732   $  422,019         $2,154,585
                                      ---------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------
   Primary net income (loss) per
     share                            $     (.13)    $      .10        $      .12   $      .07         $      .38
Supplementary Primary:
   Total primary shares from above                                      6,464,131                       5,646,300
   Shares necessary to repay debt
     on a net proceeds basis                                              395,869                         395,869
                                                                       ----------                      ----------
   Total shares used in supplementary
     primary net income per share                                       6,860,000                       6,042,163
                                                                       ----------                      ----------
                                                                       ----------                      ----------

   Net income                                                          $  804,732                      $2,154,585
   After-tax interest on debt to be
     repaid with offering proceeds                                         75,206                         123,998
                                                                       ----------                      ----------
   Supplementary primary net income                                    $  879,938                      $2,278,583
                                                                       ----------                      ----------
                                                                       ----------                      ----------
   Supplementary primary net income
     per share                                                         $      .13                      $      .38
                                                                       ----------                      ----------

Fully Diluted:
   Total primary shares from above     1,346,614      5,767,260         6,464,131    6,457,600          5,646,300
   Incremental shares attributable
     to conversion of notes payable
     to officers on their original
     dates of issue                      936,275      1,348,066         1,424,723    1,348,785          1,444,212
                                      ---------------------------------------------------------------------------
   Total shares used in fully diluted
     net income (loss) per share       2,282,889      7,115,326         7,888,854    7,806,385          7,090,512
                                      ---------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------

   Net income (loss)                  $ (175,408)    $  592,322        $  804,732   $  422,019         $2,154,585
   After-tax interest on notes
     payable to officers                  59,881        117,006            96,975       69,096             82,438
                                      ---------------------------------------------------------------------------
   Fully diluted net income (loss)    $ (115,527)    $  709,328        $  901,707    $ 491,115         $2,237,023
                                      ---------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------

   Fully diluted net income (loss)    $     (.05)    $      .10        $      .11    $     .06         $      .32
                                      ---------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------
     per share(1)

SUPPLEMENTARY FULLY DILUTED:
   Total fully diluted shares from                                      7,888,854                       7,090,512
     above
   Share necessary to repay debt on                                       395,869                         395,869
     a net proceeds basis                                              ----------                      ----------
   Total shares used in supplementary                                   8,284,723                       7,486,381
     fully diluted net income per                                      ----------                      ----------
     share

   Fully diluted net income from                                        $ 901,707                      $2,237,023
     above
   After-tax interest on debt to be
     repaid with offering proceeds                                         75,206                         123,998
                                                                       ----------                      ----------
   Supplementary fully diluted net
     income                                                             $ 976,913                      $2,361,021
                                                                       ----------                      ----------
   Supplementary fully diluted net
     income per share                                                   $     .12                      $      .32
                                                                       ----------                      ----------
                                                                       ----------                      ----------

(1) The computed per share amount assuming full dilution for the 1994 period is antidilutive; therefore the primary per share amount for this period is also presented as the fully diluted amount on the face of the Statement of Operations included elsewhere herein.